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                                                                   EXHIBIT 23(a)


[SUTHERLAND ASBILL & BRENNAN LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm under the heading "Legal Matters" in the Statement of Additional Information included in Amendment No. 2 to the Registration Statement on Form S-1 for flexible payment deferred combination fixed and variable annuity insurance contracts issued by Sage Life Assurance of America, Inc. (File No. 333-44753). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                         SUTHERLAND ASBILL & BRENNAN LLP




                                         /s/  Stephen E. Roth, Esq.
                                         --------------------------------------
                                         Stephen E. Roth, Esq.




Washington, D.C.
February 10, 1999